SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




                Date of Report (Date of earliest event reported):

                                October 31, 2001


                              ORYX TECHNOLOGY CORP.
             (Exact name of registrant as specified in its charter)


          Delaware                        1-12680                22-2115841
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
     of incorporation)                                       Identification No.)




         4340 Almaden Expressway, Suite 220, San Jose, California 95118
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (408) 979-2955





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Item 5.  Other Events.

         On October 31, 2001, Oryx Technology Corp. announced in a press release, attached hereto as Exhibit 99.1 and incorporated herein by reference, that its portfolio company, S2 Technologies ("S2"), an early-stage middleware and software tools development company, has entered into an agreement for a private placement of up to $3.5 million in Series B Preferred Stock. As a result of the transaction, Oryx Ventures LLC, which is investing $1.1 million including conversion of a $250,000 bridge loan provided to S2 in June 2001, will have an equity ownership position in S2 in excess of 37% on a fully diluted basis. As part of the Series B financing Oryx Ventures has the right to increase its investment in S2 through February 2002 up to an additional $900,000. In addition, Oryx Ventures has entered into a management services agreement with S2.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits

                  99.1              Press Release dated October 31, 2001.




                                   SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 1, 2001                            ORYX TECHNOLOGY CORP.
                                                   (Registrant)


                                                   By:  /s/ Mitchel Underseth
                                                         Mitchel Underseth
                                                         Chief Financial Officer



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